UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2008

Sovereign Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 256-8601

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2008, Sovereign Bancorp, Inc. (“Sovereign” or the "Company”) and Kirk W. Walters entered into (i) the First Amendment to an employment agreement, dated March 3, 2008 (as so amended, the "Prior Employment Agreement”), which appointed Mr. Walters as the Interim Chief Executive Officer, Interim President and Chief Financial Officer effective as of September 30, 2008, and (ii) an employment agreement (the "Initial Walters Employment Agreement”) to employ Mr. Walters as its Senior Executive Vice President, Chief Administrative Officer and Chief Financial Officer effective on January 3, 2009 (the "Initial Walters Effective Date”). The Company and Mr. Walters entered into an employment agreement, dated October 2, 2008 (the "Walters Employment Agreement”), which superseded the terms of the Prior Employment Agreement and the Initial Walters Employment Agreement to, among other things, amend the Initial Walters Employment Agreement to change the Initial Walters Effective Date to October 2, 2008 (the "Walters Effective Date”).

The terms of the Walters Employment Agreement are provided below.

The Walters Employment Agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of three years.

The Walters Employment Agreement provides for an annual base salary of $700,000, which the Board may increase from time to time. Contingent upon the Company achieving annual bonus objectives for itself established by the Board in consultation with Mr. Walters, Mr. Walters will be eligible to receive an annual bonus determined in accordance with guidelines of the Company’s bonus plans for senior bank executives with a target bonus for each calendar year of at least 100% of his salary. For the 2008 calendar year, Mr. Walters will receive a base salary of $550,000.

The Walters Employment Agreement provides that Mr. Walters receive the following equity grants, each of which was granted to Mr. Walters by the Company’s Board of Directors (the "Board”):

•	A one-time award of 19,045 shares of restricted Company stock, which was granted on October 2, 2008 at the closing trading price on such date. The grant of the restricted stock conditionally vests, subject to the terms of the incentive compensation plan and the continued employment of Mr. Walters, in three equal annual installments beginning on the first anniversary of the Walters Effective Date. In the event of a Change in Control (as defined in the Walters Employment Agreement), all shares of restricted stock that have not vested or been forfeited shall become automatically vested upon the effective date of the Change in Control.

•	A one-time award of 180,955 restricted stock units, which was granted on October 6, 2008 at the closing trading price on such date. The grant of the restricted stock units conditionally vest, subject to the continued employment of Mr. Walters, in three equal annual installments beginning on the first anniversary of the Walters Effective Date. In the event of a Change in Control, all restricted stock units that have not vested or been forfeited shall become automatically vested upon the effective date of the Change in Control. All restricted stock units will be payable upon the vesting date in cash, based on the closing trading price of the Company’s common stock on the date of vesting, reduced by any amount required for withholding of taxes. However, if the shareholders approve an amendment to an incentive compensation plan, all restricted stock units will be payable in shares of Company common stock.

•	A one-time award of stock options to purchase 300,000 shares of the Company’s common stock, which was granted on October 2, 2008 at the closing trading price on such date. The options are divided into two tranches which will conditionally vest, subject to certain conditions. The first tranche of options to purchase 150,000 shares of Company common stock (the "First Tranche”) is subject to the continued employment of Mr. Walters and the terms of the incentive compensation plan; the second tranche, representing the remaining options (the "Second Tranche”), in addition to the foregoing conditions, is also subject to a condition regarding the performance of the Company’s stock price. Subject to the foregoing conditions, (i) the First Tranche vests in three equal annual installments beginning on the first anniversary of the Walters Effective Date, and (ii) the Second Tranche also vests in three equal annual installments beginning on the first anniversary of the Walters Effective Date; provided, however, that the Second Tranche also 100% vests on the fifth anniversary of the Walters Effective Date, subject to the foregoing conditions (including a certain Company stock price performance condition) being satisfied. In the event of a Change in Control, all options that have not vested or been forfeited shall become automatically vested upon the effective date of the Change in Control.

•	A one-time award of stock appreciation rights with respect to 700,000 shares of the Company’s common stock, which was granted on October 6, 2008 at the closing trading price on such date. The stock appreciation rights will conditionally vest, subject to the continued employment of Mr. Walters and the performance of the Company’s stock price, in three annual installments beginning on the first anniversary of the Walters Effective Date; provided, however, that the stock appreciation rights may also 100% vest on the fifth anniversary of the Walters Effective Date, subject to the foregoing conditions (including a certain Company stock price performance condition) being satisfied. In the event of a Change in Control all shares of stock appreciation rights that have not vested or been forfeited shall become automatically vested upon the effective date of the Change in Control. All stock appreciation rights will be payable upon the date of exercise in cash, based on the closing trading price of the Company common stock on the date of exercise, reduced by any amount required for withholding of taxes. However, if the shareholders of the Company approve an amendment to an incentive compensation plan, all stock appreciation rights will be payable in shares of Company common stock.

In addition, the Walters Employment Agreement provides, among other things, a right to participate in all employee benefit plans and programs available to senior management, automobile and parking allowances, temporary housing and relocation costs and club dues and business-related expenses.

In the event, the employment of Mr. Walters is terminated without Cause (as defined in the Walters Employment Agreement) or for Good Reason (as defined in the Walters Employment Agreement), Mr. Walters is entitled to receive his accrued but unpaid base salary, his earned but unpaid annual bonus, any unreimbursed business expenses and all payments, rights and benefits under the employee benefit plans. Mr. Walters is also entitled to receive severance benefits, which are calculated differently based on a Change in Control of the Company. If the termination of employment takes place in the absence of a Change in Control, he will receive (1) a lump sum payment equal to two times his current base salary payable on the 30th day after the termination date, (2) a lump sum payment equal to two times the greater of the prior year’s bonus amount or the average of the prior three year’s annual bonus amounts payable on the 30th day after the termination date, (3) a pro-rata annual bonus based on the number of days during the calendar year and the actual performance of the Company payable in cash, and (4) a continuation of all his health and medical benefits for a three year period following the termination date. If the termination of employment takes place following a Change in Control, he will receive (1) a lump sum payment in monthly installments equal to three times his current base salary payable on the 30th day after the termination date, (2) a lump sum payment equal to three times the greater of the prior year’s annual bonus amount or the average of the prior three years’ annual bonus amounts, (3) a pro-data annual bonus based on the number of days during the calendar year and the actual performance of the Company payable in cash, and (4) a continuation of all his health and medical benefits for a three year period following the termination date.

The Walters Employment Agreement also contains restrictive covenants imposing non-competition obligations, restricting the solicitation of Company employees, protecting confidential information and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

The foregoing summary of the Walters Employment Agreement does not purport to be complete and is qualified in its entirety by the Walters Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated October 2, 2008, between Sovereign Bancorp, Inc. and Kirk W. Walters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.

Dated: October 7, 2008	By:	/s/ Stacey V. Weikel

	Name:	Stacey V. Weikel
	Title:	Senior Vice President

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated October 2, 2008, between Sovereign Bancorp, Inc. and Kirk W. Walters